SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31979	84-1460811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Walnut Street, Boulder, Colorado		80301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 381-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2005, Array BioPharma Inc. (“Array”) entered into an amendment to the Drug Discovery Collaboration Agreement with InterMune, Inc. (“InterMune”) dated September 13, 2002, as amended, pursuant to which Array and InterMune collaborate in the discovery and development of novel small molecule inhibitors of the Hepatitis C virus. The amendment extends the term of the existing collaboration agreement to June 30, 2006, with an option to extend this term for an additional 12-month period, increases the number of Array scientists allocated to the program, and expands the program to include process research and cGMP scale-up of drug candidates to be conducted by Array to support clinical development.

Under the terms of the amended agreement, Array conducts drug discovery, preclinical and process development that is funded by InterMune, and InterMune has responsibility for clinical development and commercialization of resulting products. Array will be entitled to receive milestone payments based on the selection and progress of clinical drug candidates, as well as royalties on net sales of products derived from the collaboration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: July 22, 2005	By:	/s/ Robert E. Conway
Robert E. Conway
Chief Executive Officer